SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    1. To approve the election of the following individuals to the board of directors of the Company:

                                 T. Geron Bell

    Affirmative       4,150,462,092.540          51.527%           96.847%
    Withhold            135,121,949.620           1.677%            3.153%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                Lucy Hancock Bode

    Affirmative       4,150,377,598.630          51.526%           96.845%
    Withhold            135,206,443.530           1.678%            3.155%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                Leslie H. Garner, Jr.

    Affirmative       4,154,315,249.560          51.575%           96.937%
    Withhold            131,268,792.600           1.629%            3.063%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                Ronald James

    Affirmative       4,153,687,747.160          51.567%           96.922%
    Withhold            131,896,295.000           1.637%            3.078%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                Michael T. Lee

    Affirmative       4,154,017,663.080          51.571%           96.930%
    Withhold            131,566,379.080           1.633%            3.070%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                John A. MacDonald

    Affirmative       4,152,200,906.380          51.549%           96.888%
    Withhold            133,383,135.780           1.655%            3.112%


    TOTAL             4,285,584,042.160          53.204%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

                                H. David Rybolt

    Affirmative       4,154,102,380.200          51.572%           96.932%
    Withhold            131,481,661.960           1.632%            3.068%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                James R. Seward

    Affirmative       4,150,918,853.890          51.533%           96.858%
    Withhold            134,665,188.270           1.671%            3.142%


    TOTAL             4,285,584,042.160          53.204%          100.000%

                                Jay H. Wein

    Affirmative       4,150,609,957.980          51.529%           96.851%
    Withhold            134,974,084.180           1.675%            3.149%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund would be reorganized as a separate portfolio of the Tamarack Funds Trust, a newly-created Delaware statutory trust.

    Affirmative       4,068,062,574.500          50.504%           94.924%
    Against             110,120,812.750           1.367%            2.570%
    Abstain             107,400,654.910           1.333%            2.506%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3. To approve the modification/reclassification of certain fundamental investment policies/restrictions. Modification of policies that must remain fundamental:

     3.A Diversification

    Affirmative       4,027,870,083.880          50.005%           93.986%
    Against             113,870,712.360           1.414%            2.658%
    Abstain             143,843,245.920           1.785%            3.356%


    TOTAL             4,285,584,042.160          53.204%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.B Borrowing

    Affirmative       4,025,796,314.280          49.979%           93.938%
    Against             116,099,031.290           1.442%            2.709%
    Abstain             143,688,696.590           1.783%            3.353%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.C Senior Securities

    Affirmative       4,027,871,970.110          50.005%           93.987%
    Against             113,686,851.320           1.411%            2.652%
    Abstain             144,025,220.730           1.788%            3.361%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.D Underwriting Securities

    Affirmative       4,027,163,599.160          49.996%           93.970%
    Against             114,479,506.130           1.421%            2.671%
    Abstain             143,940,936.870           1.787%            3.359%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.E Real Estate

    Affirmative       4,027,071,479.330          49.995%           93.968%
    Against             114,280,055.350           1.419%            2.666%
    Abstain             144,232,507.480           1.790%            3.366%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.F Making Loans

    Affirmative       4,024,293,137.590          49.961%           93.903%
    Against             117,330,664.520           1.456%            2.738%
    Abstain             143,960,240.050           1.787%            3.359%


    TOTAL             4,285,584,042.160          53.204%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.G Concentration of Investments

    Affirmative       4,026,510,778.640          49.988%           93.955%
    Against             115,211,114.910           1.430%            2.688%
    Abstain             143,862,148.610           1.786%            3.357%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.H Commodities

    Affirmative       4,015,884,571.570          49.856%           93.707%
    Against             120,892,889.480           1.501%            2.821%
    Abstain             148,806,581.110           1.847%            3.472%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    Reclassification of certain policies/restrictions as non-fundamental:

     3.I Pledging, Mortgaging and Hypothecating

    Affirmative       4,013,539,354.520          49.827%           93.652%
    Against             123,327,656.190           1.531%            2.878%
    Abstain             148,717,031.450           1.846%            3.470%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.J Investments for Control

    Affirmative       4,011,794,286.290          49.805%           93.611%
    Against             124,394,225.700           1.545%            2.903%
    Abstain             149,395,530.170           1.854%            3.486%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.K Investments in Other Investment Companies

    Affirmative       4,015,802,146.390          49.855%           93.705%
    Against             121,577,411.460           1.510%            2.837%
    Abstain             148,204,484.310           1.839%            3.458%


    TOTAL             4,285,584,042.160          53.204%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 5
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.L Writing and Selling Options

    Affirmative       4,009,672,843.050          49.779%           93.562%
    Against             126,766,501.470           1.574%            2.958%
    Abstain             149,144,697.640           1.851%            3.480%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.M Margin Activities and Short Selling

    Affirmative       4,006,936,169.940          49.745%           93.498%
    Against             130,189,418.890           1.616%            3.038%
    Abstain             148,458,453.330           1.843%            3.464%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.N Unseasoned Companies

    Affirmative       4,006,654,457.000          49.742%           93.491%
    Against             129,721,681.310           1.610%            3.027%
    Abstain             149,207,903.850           1.852%            3.482%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    3.O Investments in Equity Securities

    Affirmative       4,014,799,194.840          49.843%           93.681%
    Against             122,036,154.180           1.515%            2.848%
    Abstain             148,748,693.140           1.846%            3.471%


    TOTAL             4,285,584,042.160          53.204%          100.000%

    4. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund for the current fiscal year.

    Affirmative       4,134,669,685.910          51.331%           96.479%
    Against              71,040,957.860            .882%            1.657%
    Abstain              79,873,398.390            .991%            1.864%


    TOTAL             4,285,584,042.160          53.204%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 6
                        VOYAGEUR ASSET MANAGEMENT
                      GREAT HALL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL     8,054,929,683.960

    VOTED SHARES     4,285,584,042.160

    PERCENT PRESENT             53.204%

                                                            C37